Exhibit 1.1

ANADARKO PETROLEUM CORPORATION

(a Delaware corporation)

Debt Securities

UNDERWRITING AGREEMENT

(Standard Provisions)

June 2009

To the Representatives of the several Underwriters named in

the respective Terms Agreements hereinafter described.

Dear Sirs:

Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), proposes to issue and sell its debt securities (the “Securities”) in one or more offerings on terms determined at the time of sale. The Securities will be issued in one or more series under an indenture specified in the applicable Terms Agreement (the “Indenture”). Each series of Securities to be issued may vary as to aggregate principal amount, currency, maturity, interest rate or rates and timing of payments thereof, redemption provisions, sinking fund requirements, conversion provisions, if any, and any other variable terms which the Indenture contemplates may be set forth in the Securities as issued from time to time.

The provisions included herein (the “Standard Provisions”) shall be incorporated by reference into each Terms Agreement. The term “you” or “your” as used herein, unless the context otherwise requires, shall mean such of the parties to whom these Standard Provisions are addressed as are named in the applicable Terms Agreement.

Each offering of Securities will be made through one or more of you or through an underwriting syndicate managed by one or more of you. Whenever the Company determines to make an offering of Securities, it will enter into an agreement substantially in the form of Exhibit A hereto (the “Terms Agreement”) providing for the sale of such Securities to, and the purchase and offering thereof by, one or more of you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the “Underwriters,” which term shall include you whether acting alone in the sale of Securities or as members of an underwriting syndicate). The representative or representatives of the Underwriters, if any, specified in a Terms Agreement are hereinafter referred to as the “Representatives.” The Terms Agreement relating to each offering of Securities shall specify the principal amount of each series of the Securities to be issued, whether such Securities are senior or subordinated debt securities, and their terms not otherwise specified in the Indenture, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 9 hereof) and the principal amount of each series of the Securities which each Underwriter severally agrees to purchase (collectively, the “Firm Securities”), the names of such of you and such other Underwriters, if any, acting as co-managers in connection with such offering, the price at which each series of the Securities are to be purchased by the Underwriters from the Company, the initial public offering price of each such series and the time and place of delivery and payment.

In addition, the Terms Agreement shall specify the maximum principal amount of each series of the Securities, if any (the “Additional Securities”), that the Company proposes to issue and sell to the Underwriters if and to the extent that you shall have determined to exercise, on behalf of the several Underwriters, the right to purchase such Additional Securities. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Securities will be governed by these Standard Provisions, as supplemented by the applicable Terms Agreement, and these Standard Provisions and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities.

All references in these Standard Provisions to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Disclosure Package, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the execution of the applicable Terms Agreement; and all references in these Standard Provisions to amendments or supplements to the Registration Statement, Prospectus, Disclosure Package or preliminary prospectus shall be deemed to include the filing (as opposed to furnishing) of any document under the Exchange Act which is incorporated by reference in the Registration Statement, Prospectus, Disclosure Package or preliminary prospectus, as the case may be, after the execution of the applicable Terms Agreement.

For purposes of these Standard Provisions:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means the time and date so stated in the Terms Agreement.

“Closing Date” has the meaning defined in Section 2 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Date” of the Registration Statement relating to the Securities means the time of the first contract of sale for the Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in a schedule to the Terms Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

“Rules and Regulations” means the rules and regulations of the Commission.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Terms Agreement” means the Terms Agreement referred to in Section 2 relating to the Securities.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

Section 1. Representations and Warranties. The Company represents and warrants to each of you, and to each Underwriter named in a Terms Agreement as of the date thereof as follows:

(a) The Company has filed with the Commission a registration statement on Form S-3 (No. 333-137183), including a related prospectus or prospectuses, covering the registration of the Securities under the Act, which has become effective.

(b) The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the Act) filed within three years of the date of the applicable Terms

Agreement, and the Company is a “well-known seasoned issuer” (as defined in Rule 405 of the Act). The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when any Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(c) (i) At the time of filing the Registration and (ii) at the date of the Terms Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(d) (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the Effective Date relating to the Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in the Terms Agreement or (ii) that part of the Registration Statement that will constitute the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee under the Indenture (the “Form T-1”).

(e) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus identified in a schedule to the Terms Agreement, and any other documents listed or disclosures stated in a schedule to the Terms Agreement to be included in the Disclosure Package, all considered together (collectively, the “Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentences do not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in the Terms Agreement.

(f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The preceding sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in the Terms Agreement.

(g) The accountants who certified the financial statements of the Company included or incorporated in the Registration Statement, the Prospectus and the Disclosure Package are independent public accountants as required by the Act and the rules and regulations thereunder.

(h) The consolidated financial statements of the Company together with related schedules and notes, included or incorporated in the Registration Statement, the Prospectus and the Disclosure Package present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their financial position for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles consistently applied during the period, except as stated therein.

If applicable, the pro forma financial information set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package is, in all material respects, fairly presented and prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, except to the extent stated therein, and gives effect to assumptions used in the preparation thereof which have been made on a reasonable basis and in good faith.

(i) The Company has established and maintains disclosure controls and procedures (as such term in defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company made available to the Underwriters or their counsel for review true and complete copies of all minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors of the Company and each significant subsidiary of the Company within the meaning of Regulation S-X (each “Significant Subsidiary”) and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist.

(j) Except as described in the Disclosure Package as of the Applicable Time, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, there has been no change, nor any development or event involving a prospective change, in the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse (a “Material Adverse Change”).

(k) Except as described in the Disclosure Package as of the Applicable Time, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, no litigation or governmental proceeding has been instituted or, to the knowledge of the Company, threatened against the Company or any subsidiary which would reasonably be expected to have any material adverse effect on the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(l) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package; and the Company is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a Material Adverse Effect.

(m) Each Significant Subsidiary is a duly incorporated or formed and validly existing corporation, partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation with full corporate, partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package. Each Significant Subsidiary is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a Material Adverse Effect. The issued and outstanding common stock or other equity interests of each of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except as disclosed in the Prospectus and the Disclosure Package, are owned by the Company free and clear of any mortgages, liens or similar encumbrances.

(n) Neither the Company nor any Significant Subsidiary is (i) in violation of its certificate of incorporation or bylaws or similar organizational documents, (ii) in default in the performance or observance of any obligation in any indenture, mortgage, evidence of indebtedness or similar agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not have a Material Adverse Effect. The execution and delivery of the applicable Terms Agreement, incorporating these Standard Provisions, and the consummation of the transactions contemplated herein and therein and the incurrence of the obligations herein and therein set forth, have been or will be duly authorized by all necessary corporate action and do not and will not, conflict with, or constitute or result in a breach of or default under, the certificate of incorporation or bylaws of the Company or, except for any such conflict, breach or default which would not have a Material Adverse Effect, any law, order, rule, regulation or court decree or any bond, debenture, note or other evidence of indebtedness or any material contract, lease, license, indenture, mortgage, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound; and the Company has full corporate power and authority to issue and sell the Securities as contemplated by the applicable Terms Agreement, including these Standard Provisions.

(o) No consent, approval, authorization, order or qualification or registration of or with any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except for (i) the registration of the offer and sale of the Securities under the Act and such consents, approvals, authorizations, orders, qualifications or registrations as may be required under the Blue Sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters; (ii) the qualification of the

Indenture under the Trust Indenture Act; and (iii) such consents, approvals, authorizations, orders, qualifications or registrations, the failure of which to obtain or make would not individually or in the aggregate, have a Material Adverse Effect.

(p) The Company and each Significant Subsidiary possess such valid franchises, certificates of convenience and necessity, easements, rights of way, operating rights, licenses, permits, consents, authorizations and orders of governmental political subdivisions or regulatory authorities as, in the opinion of the Company, are necessary to carry on the respective businesses of each as described in the Prospectus and the Disclosure Package, except where the failure to possess such would not have a Material Adverse Effect.

(q) Except as disclosed in the Disclosure Package and except for matters that would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries and their respective properties and operations are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with all applicable laws, rules, regulations, ordinances, codes, orders, and other legally enforceable requirements relating to the prevention of pollution, the preservation of environmental quality, the protection of natural resources, or the remediation of environmental contamination (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries and their respective properties and operations are not subject to any proceeding, lawsuit, or other legal action or, to the Company’s knowledge, any investigation or inquiry, by or before any governmental authority pursuant to any Environmental Law; (iii) the Company and its subsidiaries and their respective properties and operations are not subject to any liability (including any obligation to perform any investigatory, corrective or remedial action that has been asserted) pursuant to Environmental Laws in connection with any release into the environment of, or any exposure of any person or property to, any pollutant, contaminant, solid or hazardous waste, hazardous or toxic substance, or any other material regulated under Environmental Laws.

(r) Except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries have (i) generally satisfactory title to their oil and gas properties, title investigations having been carried out by the Company in accordance with the practice in the oil and gas industries in the areas in which the Company operates, (ii) good and marketable title to all other real property owned by them to the extent necessary to carry on their business and (iii) good and marketable title to all personal property owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(s) (i) The oil and natural gas reserve estimates of the Company and its subsidiaries, as of December 31, 2006, 2007 and 2008 contained in the Disclosure Package and the Prospectus are derived from reports by the Company and reviewed by Miller and Lents, Ltd. or Netherland, Sewell & Associates, Inc., as set forth and to the extent indicated therein, and (ii) such estimates reasonably reflect the oil and natural gas reserves of the Company and its subsidiaries, as applicable, at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(t) Each of Miller and Lents, Ltd. and Netherland, Sewell & Associates, Inc. have represented to the Company that they are, and the Company believes them to be, independent petroleum engineers with respect to the Company and its subsidiaries and for the periods set forth in the Disclosure Package and the Prospectus.

(u) The applicable Terms Agreement, incorporating these Standard Provisions, has been duly authorized, executed and delivered by the Company.

(v) The Indenture has been duly authorized by the Company and (assuming due authorization, execution and delivery thereof by the Trustee) when executed and delivered by the Company will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity whether enforcement is sought at law or in equity, and the Indenture has been qualified under the Trust Indenture Act.

(w) The Securities have been duly authorized for issuance and sale pursuant to the Terms Agreement (or will have been so authorized prior to each issuance of Securities) and, when issued, authenticated and delivered pursuant to the provisions of the Terms Agreement and of the Indenture against payment of the consideration therefor in accordance with the Terms Agreement, the Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus and the Disclosure Package.

(x) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(y) Neither the Company nor any of its subsidiaries is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the Securities will any of them be, and, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(z) The Company has an authorized capitalization as set forth in the Disclosure Package and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(aa) No litigation or governmental proceeding has been instituted or, to the Company’s knowledge, threatened, against the Company or any subsidiary which would reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under and consummate the transactions contemplated by the applicable Terms Agreement (incorporating these Standard Provisions), the Indenture and the Securities.

Section 2. Purchase and Sale. The several commitments of the Underwriters to purchase, and the obligation of the Company to sell, Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

Payment of the purchase price for, and delivery of, any Firm Securities to be purchased by the Underwriters shall be made at such time and place and on such date as specified in the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 9 hereof) (each such time and date being referred to herein as a “Closing Date”). Payment shall be made to the Company in Federal or other funds immediately available in New York City or by such other means as may be specified in the Terms Agreement against delivery to you for the respective accounts of the Underwriters of the Firm Securities to be purchased by them.

If so specified in the applicable Terms Agreement, the Underwriters shall have a one-time right to purchase, severally and not jointly, up to the principal amount of Additional Securities set forth in the applicable Terms Agreement at the purchase price set forth in the applicable Terms Agreement plus accrued interest, if any. Additional Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractions of $1,000 as you may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased as the principal amount of Firm Securities set forth opposite its name in the applicable Terms Agreement bears to the total principal amount of Firm Securities.

Payment of the purchase price for, and delivery of, any Additional Securities to be purchased by the Underwriters shall be made at such time (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) and place as shall be designated in a written notice from you to the Company of your determination, on behalf of the Underwriters, to purchase the principal amount, specified in such notice, of Additional Securities, or at such other time, in any event not later than 30 days after the Closing Date, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “Option Closing Date.” The notice of the determination to exercise the option to purchase Additional Securities and of the Option Closing Date may be given at any time within 30 days after the date of the Terms Agreement.

Certificates evidencing the Firm Securities and Additional Securities shall be in definitive, global form and registered in the name of Cede & Co., as nominee for The Depository Trust Company, unless you shall request otherwise in writing not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to you at the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the purchase price therefor.

Section 3. Covenants of the Company. The Company covenants with each of you, and with each Underwriter participating in the applicable offering of Securities, as follows with respect to such offering of Securities:

(a) As soon as practicable, following the execution of the applicable Terms Agreement, the Company will prepare the Prospectus setting forth the principal amount of each series of the Securities covered thereby and their terms not otherwise specified in the Indenture, the names of the Underwriters participating in the offering and the principal amount of each series of the Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which each series of the Securities is to be purchased by the Underwriters from the Company, the initial public offering price of each such series, if applicable, the selling concession and reallowance applicable to each such series, if any, any Additional Securities information and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will transmit copies of the Prospectus to the Commission in compliance with Rule 424 under the Act and will furnish to the Underwriters named therein as many copies of the Prospectus and the Disclosure Package as you shall reasonably request for the purposes contemplated by the Act or the Rules and Regulations.

(b) If at any time when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is required by the Act to be delivered in connection with sales of such Securities any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary at any time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, the Company will, as soon as practicable, prepare and file (if required) with the Commission such amendment or supplement, whether by filing documents pursuant to the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

(c) If the Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure

Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, the Company will prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not contain any statement of untrue material fact or omit to state a material fact necessary in order to make the statements not misleading, in the light of the circumstances when delivered to a prospective purchaser, or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package, as amended or supplemented, will comply with applicable law.

(d) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the date of the Terms Agreement relating to such Securities, earnings statements of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158 under the Act).

(e) The Company, during the period when the Prospectus is required by the Act to be delivered in connection with sales of such Securities, will, except in the case of reports filed pursuant to the Exchange Act, give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the Disclosure Package, whether pursuant to the Act or otherwise and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed in a reasonable time for review by the Underwriters in advance of filing.

(f) The Company, during the period when the Prospectus is required by the Act to be delivered by you in connection with sales of Securities, will notify each of you, as soon as practicable, and confirm the notice in writing, of: (i) the effectiveness of any amendment to the Registration Statement; (ii) the mailing or delivery to the Commission for filing of any supplement to the Prospectus or the Disclosure Package, or any document to be filed pursuant to the Exchange Act; (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Disclosure Package; (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the Disclosure Package or for additional information; and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the threat or initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(g) The Company will deliver to each of you, as soon as practicable, as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including, except to the extent available on EDGAR, exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus and the Disclosure Package pursuant to Item 12 of Form S-3 under the Act) as you may reasonably request and will also deliver to you, upon your request, a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters.

(h) The Company will cooperate with you to qualify the Securities for offering and sale under the applicable Blue Sky or securities laws of such states and other jurisdictions of the United States as you may designate, and will cooperate in maintaining such qualifications in effect for as long as may be required for the distribution of such Securities except that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. In each jurisdiction in which such Securities or the sale thereof shall have been qualified as above provided, the Company will cooperate with you to make and file such statements and reports in each year as may be required by the laws of such jurisdiction. The Company will cooperate in the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as you reasonably request.

(i) If so specified in the applicable Terms Agreement, the Company will not, without your prior written consent, offer, sell, contract to sell or otherwise dispose of any securities of the Company designated in such Terms Agreement during the lock-up period specified in the applicable Terms Agreement, other than: (i) the Securities to be sold hereunder; (ii) the Common Stock, if any, issuable upon conversion of the Securities or conversion of any other existing securities convertible into Common Stock or upon exercise of any existing options to purchase Common Stock; (iii) options or shares of Common Stock sold or issued pursuant to any employee benefit plan or arrangement of the Company or any of its subsidiaries existing on the date of the applicable Terms Agreement; and (iv) Common Stock issuable in connection with any acquisition.

Section 4. Free Writing Prospectuses.

(a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. If so indicated in the Terms Agreement, the Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Underwriters, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of the Terms

Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of these Standard Provisions.

Section 5. Conditions of Your Obligations. The obligations of the Underwriters to purchase Securities pursuant to any Terms Agreement are subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein contained as of the date of the Terms Agreement and as of the applicable Closing Date, to the performance by the Company in all material respects of all of its covenants and other obligations hereunder and to the following further conditions:

(a) The Prospectus and the final term sheet free writing prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 3(b) and Section 4(b) hereof. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission.

(b) At the applicable Closing Date, you shall have received signed copies of:

1. The opinion, dated as of the applicable Closing Date, of Akin Gump Strauss Hauer & Feld LLP, special counsel for the Company that:

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority under the Delaware General Corporation Law and its certificate of incorporation and bylaws to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package.

(ii) The execution and delivery of the applicable Terms Agreement, incorporating the Standard Provisions, by the Company have been duly authorized by all necessary corporate action by the Company. The applicable Terms Agreement, incorporating the Standard Provisions, has been duly and validly executed and delivered by the Company.

(iii) The Securities covered by the applicable Terms Agreement have been duly authorized and, when issued and delivered in accordance with the terms of the applicable Terms Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms. The Securities conform in all material respects to the description thereof in the Prospectus and the Disclosure Package.

(iv) The Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

(v) The execution and delivery of the Indenture by the Company has been duly authorized by all necessary corporate action by the Company. The Indenture has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Indenture conforms in all material respects to the description thereof in the Prospectus and the Disclosure Package.

(vi) The Indenture has been qualified under the Trust Indenture Act.

(vii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any laws for the due execution and delivery of the Terms Agreement by the Company and the performance by the Company of its obligations thereunder, except (i) such Filings as have been obtained or made, (ii) Filings under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and (iii) such filings under the Act or the Exchange Act as may be required under Section 3 hereof.

(viii) The execution and delivery of the applicable Terms Agreement by the Company do not, and the performance of its obligations under the applicable Terms Agreement will not, result in a violation of the Company’s certificate of incorporation or bylaws.

(ix) The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(x) The statements in the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities,” insofar as such statements constitute a summary of the terms of the Securities and the Indenture, fairly summarize the terms of the Securities and the Indenture in all material respects.

(xi) The statements included in the Disclosure Package and the Prospectus under the heading “Materal United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

Such special counsel shall also state that:

(A) Each of the Registration Statement, the documents incorporated by reference therein, the Prospectus and any supplements or amendments thereto (except the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein and except for that part of the Registration Statement that contains the Form T-1 as to which such counsel need express no view), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the Exchange Act and the rules and regulations thereunder; and

(B) No information has come to such counsel’s attention that causes such special counsel to believe that (i) the Registration Statement, as of its effective date and as of the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as amended or supplemented, if applicable, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, such counsel need not express any view as to the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein and except for that part of the Registration Statement that contains the Form T-1.

With respect to subparagraphs (A) and (B) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, the Prospectus and the Disclosure Package, and any amendments or supplements thereto, and review and discussion of the contents thereof, but are without independent check or verification except as specified and without assumption of any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated therein except as otherwise provided in clauses (iii), (v), (x) and (xi) above.

In rendering such opinion, such special counsel may opine only as to the Federal laws of the United States, the laws of the States of New York and Texas and the General Corporation Law of the State of Delaware. Such counsel may also state that they have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources. In rendering such opinion, special counsel for the Company may have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

2. The opinion, dated as of the applicable Closing Date, of the General Counsel or Associate General Counsel of the Company, in form and substance satisfactory to you, to the effect that:

(i) The Company and each Significant Subsidiary is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a Material Adverse Effect.

(ii) Each Significant Subsidiary is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, has the entity power and authority under the applicable entity law and its certificate of incorporation and bylaws or similar organizational documents to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package.

(iii) The issued and outstanding common stock or other equity interests of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and the Company owns the issued and outstanding common stock or other equity interests of each Significant Subsidiary free and clear of any mortgages, liens or similar encumbrances.

(iv) The execution and delivery of the applicable Terms Agreement, the Indenture, the issuance of the Securities, the incurrence of the obligations set forth herein and therein and the consummation of the transactions herein and therein contemplated do not and will not conflict with or constitute or result in a breach of, or default under: (a) any judgment, order or decree of the United States government, governmental instrumentality thereof or any United States court having jurisdiction over the Company, any Significant Subsidiary, or any of their property, which is material to such entities, taken as a whole; (b) any provision of any contract, indenture, mortgage, loan agreement, note, lease or similar agreement or instrument known to such counsel to which the Company or any Significant Subsidiary is a party or by which they or any material part of their property is bound; or (c) federal laws or the General Corporation Law of the State of Delaware, in all cases except for such conflicts, breaches or defaults as would not have a Material Adverse Effect.

(v) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or bylaws or similar organizational documents and, to the best of such counsel’s knowledge no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in a Registration Statement or the Disclosure Package or filed or incorporated by reference as an exhibit to the Registration Statement, except for such defaults as would not have a Material Adverse Effect.

(vi) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any laws for the due execution and delivery of the Terms Agreement by the Company and the performance by the Company of its obligations thereunder, except (i) such Filings as have been obtained or made, (ii)

Filings under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (iii) such filings under the Act or the Exchange Act as may be required under Section 3 hereof.

(vii) To the best of such counsel’s knowledge, there is no litigation or governmental proceeding instituted or threatened against the Company or any Significant Subsidiary which would be required to be disclosed in the Prospectus or the Disclosure Package and which is not disclosed.

Such counsel shall also state that:

(A) Each of the Registration Statement, the documents incorporated by reference therein, the Prospectus and any supplements or amendments thereto (except the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein and except for that part of the Registration Statement that contains the Form T-1 as to which such counsel need express no view), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the Exchange Act and the rules and regulations thereunder; and

(B) No information has come to such counsel’s attention that causes such counsel to believe that (i) the Registration Statement, as of its effective date and as of the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as amended or supplemented, if applicable, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, such counsel need not express any view as to the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein and except for that part of the Registration Statement that constitutes the Form T-1.

With respect to subparagraphs (A) and (B) above, such counsel may state that his or her opinion and belief are based upon his or her participation in the preparation of the Registration Statement, the Prospectus and the Disclosure Package, and any amendments or supplements thereto, and review and discussion of the contents thereof, but are without independent check or verification except as specified and without assumption for any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated therein.

In rendering the foregoing opinion or opinions, such counsel may opine only as to the Federal laws of the United States, the laws of the State of Texas and the statutes of the State of Delaware governing corporations, partnerships and limited liability companies. Such counsel may also state that they have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible. In rendering the foregoing opinion, such counsel may have received and may rely upon such certificates and other documents and information as he or she may reasonably request to pass upon such matters.

3. The opinion or opinions, dated as of the applicable Closing Date, of counsel for the Underwriters specified in the Prospectus and the Disclosure Package, with respect to the validity of the Securities, the Registration Statement, the Prospectus, the Disclosure Package and other related matters as you reasonably may request. In rendering the foregoing opinion, such counsel may rely, to the extent recited therein, as to matters involving the laws of any jurisdiction other than the States of Delaware and New York, upon opinions of local counsel. Such counsel may also state that they have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible.

(c) Subsequent to the execution and delivery of the Terms Agreement, there shall not have occurred (i) any Material Adverse Change which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook (other than an announcement, following a ratings upgrading by a ratings agency, that the Company has been placed on negative outlook by such ratings agency); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(d)(i) On the date of the Terms Agreement, but prior to its execution, you shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to you,

containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Company and its subsidiaries contained in or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package and (ii) at the applicable Closing Date, KPMG LLP shall have furnished to you a letter, dated the date of delivery thereof, to the effect that they reaffirm the statements made in their letter furnished pursuant to the preceding clause (i), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(e) (i) On the date of the Terms Agreement but prior to its execution, you shall have received from Miller and Lents, Ltd., a letter, dated such date, in form and substance satisfactory to you, with respect to the December 31, 2008 reserve information for the Company, included or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package and (ii) at the applicable Closing Date, Miller and Lents, Ltd. shall have furnished to you a letter, dated the date of delivery thereof, to the effect that they reaffirm the statements made in their letter furnished pursuant to the preceding clause (i).

(f) The Underwriters shall have received a certificate, dated the applicable Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state, in their respective capacities as officers of the Company, that: the representations and warranties of the Company in the Terms Agreement (including these Standard Provisions) are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the Disclosure Package, there has been no Material Adverse Change except as set forth in the Disclosure Package or as described in such certificate.

(g) At the applicable Closing Date, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

(h) The Financial Industry Regulatory Authority, Inc. shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

If any condition specified in this Section shall not have been fulfilled when and as required by these Standard Provisions to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the applicable Closing Date, and such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6, 7 and 8 hereof.

The obligations of the Underwriters to purchase Additional Securities pursuant to any Terms Agreement are subject to the delivery to you at the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities and other matters related to the issuance of the Additional Securities.

Section 6. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including these Standard Provisions), including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate and the preparation and printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any costs and expenses related to, the review by the Financial Industry Regulatory Authority of the Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Securities on the New York Stock Exchange, American Stock Exchange, NASDAQ Stock Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Securities under the Exchange Act, and expenses incurred in distributing any Statutory Prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

Section 7. Indemnity and Contribution.

(a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the

Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided that the indemnifying party shall reimburse any legal or other expenses incurred by such indemnified party for separate counsel (including a local counsel) if (i) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (ii) the named parties in any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time the indemnified party shall have requested in writing that the indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to appropriate local counsel) at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the Company hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

(e) Control Persons. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

Section 8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including these Standard Provisions) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the purchase of the Securities by the Underwriters is not consummated for any reason other than because of the termination of the Terms Agreement pursuant to Sections 5(c)(iii), (iv), (vi), (vii) and (viii) or Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect. In addition, if any Securities have been purchased under the Terms Agreement, the representations and warranties in Section 1 hereof and all obligations under Section 3 hereof shall also remain in effect.

Section 9. Default. If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Date or Option Closing Date, as the case may be, to purchase the Securities which it or they are obligated to purchase at such time under the applicable Terms Agreement (the “Defaulted Securities”), then such of you as are named therein shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 36 hours you shall not have completed such arrangements for the purchase of all of the Defaulted Securities, and if the Company shall not have completed arrangements for the purchase of all, but not less than all, of the Defaulted Securities by other underwriters satisfactory to such of you as are named in the applicable Terms Agreement, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Firm Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations under the applicable Terms Agreement bear to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Underwriters; or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Firm Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company except, in each case, as provided in Sections 7 and 8 hereof.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability to the Company or any non-defaulting Underwriter for damages in respect of any default of such Underwriter hereunder and the applicable Terms Agreement.

In the event of a default by any Underwriter or Underwriters as set forth in this Section which does not result in a termination of the applicable Terms Agreement, either you or the Company shall have the right to postpone the applicable Closing Date or Option Closing Date, as the case may be, for a period of not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you, at the address indicated in the applicable Terms Agreement; and notices to the Company shall be directed to it at: 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046, attention of Vice President and Treasurer, or to such other address or person as may be designated in any such notice.

Section 11. Parties. These Standard Provisions shall inure to the benefit of and be binding upon you and the Company, and any Terms Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned herein or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of these Standard Provisions or a Terms Agreement or any provision herein or therein contained. These Standard Provisions and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and such controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of any Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 12. GOVERNING LAW. THESE STANDARD PROVISIONS AND EACH TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13. Counterparts. The applicable Terms Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties and shall become effective at such time as each of the parties shall have signed such counterparts and shall have notified the other parties thereof.

Section 14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters have been created in respect of any of the transactions contemplated by the Terms Agreement (including these Standard Provisions incorporated by reference therein) or the Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b) Arm’s-Length Negotiations. The price of the Securities of each series set forth in the Terms Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Terms Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

EXHIBIT A

ANADARKO PETROLEUM CORPORATION

Debt Securities

TERMS AGREEMENT

Dated:

To:	Anadarko Petroleum Corporation 1201 Lake Robins Drive The Woodlands, Texas 77380-1046 Attention: Vice President and Treasurer

Re: Underwriting Agreement (Standard Provisions) Debt Securities

Title of Securities:

Indenture:

Current ratings:

Interest rate:

Payable:

Date of maturity:

Redemption provisions:

Sinking fund requirements:

Conversion provisions:

Initial conversion price:

Initial conversion date:

Final conversion date:

Delivery date:

Minimum Contract:

Maximum aggregate principal amount:

Fee %:

Other terms:

Public offering price:

Purchase price:

Specified funds for payment of purchase price:

Closing date and location:

Lock-up period:

Additional co-managers, if any:

Applicable Time: [a/p]m, Eastern Time, on the date of this Terms Agreement.

For purposes of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter:

Addresses for notice:

Subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof to the same extent as if such terms and provisions had been set forth in full herein, the Company agrees to sell and each Underwriter severally agrees to purchase the principal amount of Firm Securities set forth opposite its name.

Name	2014 Notes Principal Amount	2019 Notes Principal Amount	2039 Notes Principal Amount
Joint Book-Running Managers:
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
RBS Securities Inc.

Senior Co-Managers

Co-Managers

Junior Co-Managers

We represent that as Representatives of the several Underwriters we are entitled to execute this Terms Agreement on behalf of the several Underwriters and otherwise to act as representatives on their behalf. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given by us as representatives of the several Underwriters.

CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
RBS SECURITIES INC.
As Representatives of the several Underwriters

By:	CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By:	MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

By:	BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

By:	RBS SECURITIES INC.

By:
Name:
Title:

Accepted:

ANADARKO PETROLEUM CORPORATION

By:
Name:	Bruce W. Busmire
Title:	Vice President, Finance and Treasurer

Exhibit 1.1

Schedule I

Disclosure Package:

1.	Preliminary Prospectus Supplement filed on June 9, 2009, together with the base prospectus dated September 8, 2006.

2.	General Use Issuer Free Writing Prospectuses filed by the Company under Rule 433(d) of the Act.

Schedule I

ANADARKO PETROLEUM CORPORATION

Debt Securities

TERMS AGREEMENT

Dated: June 9, 2009

To:	Anadarko Petroleum Corporation 1201 Lake Robins Drive The Woodlands, Texas 77380-1046 Attention: Vice President and Treasurer

Re: Underwriting Agreement (Standard Provisions) Debt Securities

Title of Securities:	5.75% Senior Notes due 2014	6.95% Senior Notes due 2019	7.95% Senior Notes due 2039

Indenture:	Indenture for Debt Securities with The Bank of New York Mellon Trust Company, N.A. dated September 19, 2006	Indenture for Debt Securities with The Bank of New York Mellon Trust Company, N.A. dated September 19, 2006	Indenture for Debt Securities with The Bank of New York Mellon Trust Company, N.A. dated September 19, 2006

Current ratings:	Moody’s Investor Service, Inc.: Baa3 (Stable) Standard & Poor’s Ratings Services: BBB- (Stable)	Moody’s Investor Service, Inc.: Baa3 (Stable) Standard & Poor’s Ratings Services: BBB- (Stable)	Moody’s Investor Service, Inc.: Baa3 (Stable) Standard & Poor’s Ratings Services: BBB- (Stable)

Interest rate:	5.75%	6.95%	7.95%

Payable:	June 15th and December 15th, commencing December 15, 2009	June 15th and December 15th, commencing December 15, 2009	June 15th and December 15th, commencing December 15, 2009

Date of maturity:	June 15, 2014	June 15, 2019	June 15, 2039

Redemption provisions:	Make-whole call at any time at the greater of 100% of the principal amount of the notes being redeemed or discounted present value at adjusted Treasury rate plus 50 basis points, plus accrued interest thereon to the redemption date	Make-whole call at any time at the greater of 100% of the principal amount of the notes being redeemed or discounted present value at adjusted Treasury rate plus 50 basis points, plus accrued interest thereon to the redemption date	Make-whole call at any time at the greater of 100% of the principal amount of the notes being redeemed or discounted present value at adjusted Treasury rate plus 50 basis points, plus accrued interest thereon to the redemption date

Sinking fund requirements:	None	None	None

Public offering price:	99.733%	98.881%	99.659%

Purchase price:	99.133%	98.231%	98.784%

Closing date:	June 12, 2009	June 12, 2009	June 12, 2009

Lock-up period:	June 9, 2009 to June 12, 2009	June 9, 2009 to June 12, 2009	June 9, 2009 to June 12, 2009

Applicable Time:	3:45 p.m. Eastern Time, on the date of this Terms Agreement	3:45 p.m. Eastern Time, on the date of this Terms Agreement	3:45 p.m. Eastern Time, on the date of this Terms Agreement

For purposes of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter:

The statements set forth on the cover page of the Prospectus and the statements set forth in under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in this Terms Agreement (including the Standard Provisions incorporated by reference herein).

Addresses for notice:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Morgan Stanley & Co. Incorporated

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

Phone: (212) 761-6691

Fascimile: (212) 507-8999

Banc of America Securities LLC

One Bryant Park

New York, NY 10036

RBS Securities Inc.

600 Steamboat Road

Greenwich, CT 06830

Subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof to the same extent as if such terms and provisions had been set forth in full herein, the Company agrees to sell and each Underwriter severally agrees to purchase the principal amount of Firm Securities set forth opposite its name.

Name	2014 Notes Principal Amount	2019 Notes Principal Amount	2039 Notes Principal Amount
Joint Book-Running Managers:
Citigroup Global Markets Inc.	$48,813,000	$53,250,000	$57,688,000
Morgan Stanley & Co. Incorporated	48,813,000	53,250,000	57,688,000
Banc of America Securities LLC	44,687,000	48,750,000	52,812,000
RBS Securities Inc.	44,687,000	48,750,000	52,812,000

Senior Co-Managers
BMO Capital Markets Corp.	11,000,000	12,000,000	13,000,000
BNP Paribas Securities Corp.	11,000,000	12,000,000	13,000,000
Goldman, Sachs & Co.	11,000,000	12,000,000	13,000,000
Mitsubishi UFJ Securities (USA), Inc.	11,000,000	12,000,000	13,000,000
Wells Fargo Securities, LLC	11,000,000	12,000,000	13,000,000

Junior Co-Managers
BBVA Securities Inc.	5,500,000	6,000,000	6,500,000
BNY Mellon Capital Markets, LLC	5,500,000	6,000,000	6,500,000
Calyon Securities (USA) Inc.	5,500,000	6,000,000	6,500,000
DnB NOR Markets, Inc.	5,500,000	6,000,000	6,500,000
SG Americas Securities, LLC	5,500,000	6,000,000	6,500,000
Standard Chartered Bank	5,500,000	6,000,000	6,500,000

Total	$275,000,000	$300,000,000	$325,000,000

We represent that as Representatives of the several Underwriters we are entitled to execute this Terms Agreement on behalf of the several Underwriters and otherwise to act as representatives on their behalf. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given by us as representatives of the several Underwriters.

CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
RBS SECURITIES INC.
As Representatives of the several Underwriters

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
Name:	Brian Bednarski
Title:	Managing Director

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Vice President

By:	BANC OF AMERICA SECURITIES LLC

By:	/s/ Wylie Collins
Name:	Wylie Collins
Title:	Managing Director

By:	RBS SECURITIES INC.

By:	/s/ Okwudiri Onyedum
Name:	Okwudiri Onyedum
Title:	Senior Vice President

Terms Agreement Signature Page

Accepted:

ANADARKO PETROLEUM CORPORATION

By:	/s/ Bruce Busmire
Name:	Bruce W. Busmire
Title:	Vice President, Finance and Treasurer

Terms Agreement Signature Page